UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

April 7, 2006

THE BANK OF NEW YORK COMPANY, INC.

(exact name of registrant as specified in its charter)

NEW YORK	001-06152	13-2614959
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

212-495-1784

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 7, 2006, The Bank of New York Company, Inc. (the “Company”) entered into a purchase and assumption agreement (the “Agreement”) with JPMorgan Chase & Co. (“JPMorgan”) pursuant to which the Company will acquire JPMorgan’s corporate trust business and JPMorgan will acquire the Company’s retail and regional middle-market banking business.

Under the terms of the agreement, The Bank of New York will sell its retail and regional middle-market banking businesses to JPMorgan for $3.1 billion with a premium of $2.3 billion. JPMorgan will sell its corporate trust business to The Bank of New York for $2.8 billion with a premium of $2.15 billion. The difference in premiums results in a net cash payment of $150 million to The Bank of New York. There is also a contingent payment of up to $50 million to The Bank of New York tied to customer retention.

The transaction has been approved by each company’s board of directors and is expected to be completed late in the third quarter or during the fourth quarter of 2006, subject to regulatory approvals and other customary conditions of closing. The Company expects to record an after-tax gain of $1.3 billion and to incur after-tax charges of $90-120 million related to the acquisition. The transaction is expected to be dilutive to GAAP earnings per share through 2009 (4.5 percent in 2007 to 1.5 percent in 2009), but will be accretive to cash earnings per share in 2009 when cost savings are fully phased in.

The Company issued a press release related to the transaction on April 8, 2006, a copy of which is being filed as Exhibit 99 to this Form 8-K and incorporated herein by reference in its entirety. The text of the Agreement is filed herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

Index to and Description of Exhibits

(c)	Exhibit	Description

	99	Press release, dated April 8, 2006, related to the Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co.

	99.1	Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2006

THE BANK OF NEW YORK COMPANY, INC.
(Registrant)

By:	/s/ Thomas J. Mastro
Name:	Thomas J. Mastro
Title:	Comptroller

EXHIBIT INDEX

Exhibit No.	Description

99	Press release, dated April 8, 2006, related to the Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co.

99.1	Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co.